                                                                    EXHIBIT 10.5

                                 EMPLOYMENT CONTRACT
                                 -------------------


  THIS CONTRACT OF EMPLOYMENT (hereinafter "Contract") is made as of April 23, 1998, by and between CPC of America, Inc. a Nevada corporation, and all wholly owned subsidiaries of the above named corporation (hereinafter the "Company"), and Rod A. Shipman (hereinafter "Executive").


                                 R E C I T A L S
                                 - - - - - - - -

  A. Executive has participated in the organization of the Company and its business.

  B. Executive is expected to continue to make a major contribution to the profitability, growth and financial strength of the Company.

  C. The Company considers the continued employment of the Executive to be in the best interest of the Company and its shareholders and desires to assure the continued employment of Executive on behalf of the Company on an objective and impartial basis and without distraction or conflict of interest in the event of an attempt to obtain control of the Company.

  D. Executive is willing to remain in the employ of the Company under the terms and conditions hereof, and upon the understanding that the Company will provide him with the income security herein, if his employment is terminated by the Company or if he voluntarily terminates his employment for good reason.

  NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties to this Contract hereby agree as follows:


  1.  Employment.  The Company hereby agrees to employ Executive as President
      -----------
and Chief Executive Officer of the Company. Executive accepts such employment and agrees to be subject to the general supervision, orders, advice and direction of the Board of Directors of the Company, in a manner consistent with the Articles of Incorporation and Bylaws of the Company.

  2.  Terms of Employment and Compensation.  Executive's term of employment (the
      ------------------------------------
"Employment Term") hereunder shall start on the date first written above, and continue until such employment terminates pursuant to Section 7 hereof.

  3.  Base Salary and Other Compensation.
      -----------------------------------

  a. Executive's salary for each year hereunder shall be $120,000.00 per year. Thereafter during the Employment Term, Executive's salary shall be increased each year by an amount equal to Executive's salary for the previous year multiplied by the percent change of the Consumer Price Index for all Urban Consumers (the "CPI") (published by the Bureau of Labor Statistics, United States Department of Labor) during the immediately preceding calendar year. For example, if the percent change in the CPI from 1% to 11% were 10%, Executive's salary for the second year hereunder would be $132,000.00. Salary increases shall not exceed 10% per year. Executive's salary shall be payable on the Company's regular salary payment date. In addition, Executive shall receive a bonus. The bonus paid to Executive shall be determined by the compensation committee as an annual plan to be determined each year as a percentage of the monthly net operating income of the Company pursuant to internally created financials of the Company, payable beginning no later than sixty (60) days after the end of each year, quarter and/or month subject to the compensation committee plan during the term hereunder; provided however that no such monthly bonus shall be paid or payable except and unless the monthly net operating income of the Company equals at least $75,000.00. The Executive shall be entitled to participate in any key management bonus or incentive compensation program including, but not limited to stock options and warrants, instituted by the Board of Directors of the Company, in the sole discretion of the Board of Directors. The salary and bonus payments hereunder shall be subject to withholding and any other applicable tax law.

  b. Upon the execution of this Agreement by Executive, the Company shall grant to Executive a stock option for a period of ten years to purchase up to one million (1,000,000) shares of the Company's common stock, $.001 par value per share (collectively, the "Shares"), at an exercise price of five dollars ($5.00) per Share. Such options shall vest and become exercisable in ten equal installments of one hundred thousand (100,000) shares each over ten (10) years with the first vesting to occur immediately (the "Vesting Date"), and subsequent vestings to occur upon the next nine anniversaries of the Vesting Date. The options shall have such additional terms and conditions as set forth in an option agreement to be executed between the Company and Executive in the form attached hereto as Exhibit A.

  4.  Salary Guarantee.  All salary payable to the Executive under the Agreement
      ----------------
will be guaranteed (the "Guaranteed Payments") as of the effective date of the Agreement for the full Employment Term of the Agreement except for terminations found in Section 7(b), (d) or (e) hereof.

  a. None of the Guaranteed Payments described in this Section 13 shall prevent the Executive from receiving the Termination Benefits described in Section 13 of the Agreement.

  b. All Guaranteed Payments described in this Section and payable to the Executive shall be payable to the Estate of Executive and or beneficiary designee in the event of the death of the Executive.

  c. In the event of any mental disability which renders the Executive unable to fulfill his duties pursuant to Section 1 of this Agreement, all Guaranteed Payments shall be made to Executive's spouse, his attorney in fact, his personal representative, his guardian, or any other such person legally specifically listed, to whomever is legally authorized to receive monetary payments due and owing to.

  d. In the event of any physical disability which renders the Executive unable or unwilling to fulfill his duties pursuant to Section 1 of this Agreement, all Guaranteed Payments shall be made directly to the Executive.

  e. Upon the termination of Executive's employment for any reason other than pursuant to Section 7(b), (d), or (e) hereof, the Company shall continue to pay to Executive the salary received by him on the date of such termination for a minimum period of five (5) years following such date of termination, payable on the Company's regular salary payment date.

  5.  Reimbursement for Expenses.  The Company shall, during the Employment
      --------------------------
Term, reimburse Executive for all reasonable travel, business entertainment and other business expenses incurred by Executive that are approved in rendering services under this Contract. Such reimbursement shall be subject to compliance with the applicable policies and procedures established by the Company.

  6.  Fringe Benefits.  During the Employment Term, Executive shall be entitled
      ---------------
to participate in the Company's corporate, medical and disability insurance plans. Executive shall be entitled to all other fringe benefits generally provided for salaried employees of the Company upon attaining eligibility as provided under such fringe benefit programs. Executive shall be entitled to four weeks vacation per year. Executive shall receive a car allowance as determined by the Board of Directors. In addition, the Company shall pay for health and life insurance benefits for the Executive.

  7.  Termination.  The Employment Term shall terminate on the first to occur of
      -----------
the following events:

  a. the eleventh year anniversary of the date on which the Employment Term becomes effective;

  b. termination by the Company for cause, upon written notice (specifying the particulars) to Executive from the Company's Board of Directors, which cause shall be limited to:

      i. refusal by Executive for any reason to comply with the material orders, advice, directions, policies, standard and regulations of the Company and its Board of Directors or Board of Directors, as promulgated from time to time, or with the provisions of this Contract, which failure or refusal is detrimental to the Company;

     ii. an act or acts of fraud or dishonesty by Executive resulting in or tending to result in gain to or personal enrichment of Executive at the Company's expense;

    iii. any felony conviction of Executive or material tort which is detrimental to the Company;

     iv. the persistent absence by Executive from his employment without cause or explanation;

  c.  the death of Executive;

  d. the 90th day after notice from the Company to Executive that Executive is considered to be permanently disabled due to his inability to perform his duties or fulfill his responsibilities hereunder, which inability existed for a period of 90 days or more before such notice; or

      e. termination by Executive, at his option only, after 90 days prior written notice to the Company.

Upon termination of Executive's employment pursuant to Section 7(b), (d), or
(e), Executive (or his estate) shall receive (i) any unpaid salary payments with respect to periods prior to the date of termination, and (ii) any termination, disability or death benefits to which he is entitled under any employee benefit plan of the Company which is in effect at the time of the termination of his employment. In all other events of termination, Executive shall continue to receive the Guaranteed Payments.

  8.  Agreement Not To Compete.  Executive agrees that if his employment is
      -------------------------
terminated by the Company pursuant to Sections 7(b) or (e) hereof he shall not, for a period of one year from the date his employment hereunder terminates, (a) directly or indirectly sell or attempt to sell within Florida on behalf of himself or any other person, corporation or entity, any type of product or services marketed by the Company at the time his employment is terminated, (b) directly or indirectly sell or attempt to sell any type of product or services marketed by the Company at the time his employment is terminated to any person, corporation or other entity that is a customer of the Company at the time his employment is terminated, and (c) within the U.S.A., Canada, South America, Europe or the Far East directly or indirectly, own manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business similar to the type of business conducted by the Company at the time of termination of Executive's employment hereunder; provided, however, that Executive may be a shareholder of less than 5% of the outstanding shares of voting stock of any company listed on a recognized stock exchange or traded in the NASD over-the-counter market.

  9.  Technical Information.  Executive covenants and agrees that during the
      ----------------------
Employment Term and for a period of six months after termination of the Employment Term (regardless of whether Executive is terminated or defaults under any other provision of this Contract) he will assign to the Company or its nominees all of his right, title and interest in and to all "Technical Information" (as hereinafter defined) which he makes, develops or conceives, either alone or in conjunction with others; he will disclose promptly to the Company all such Technical Information; and he will cooperate with the Company in its efforts to protect its rights of ownership in such Technical Information. For purposes of this Contract, "Technical Information" shall mean and include, but not be limited to, all software, processes, devices, trademarks, trade names, copyrights, patents, marketing plans, improvements, and ideas relating to the business of the Company, and all goodwill associated with any such item.

  10.  Covenant Against Disclosure of Technical and Confidential Information.
       ----------------------------------------------------------------------
Executive agrees that while he is employed by the Company and thereafter he shall not, directly or indirectly, disclose or use to the detriment of the Company or for the benefit of any other person, corporation or other entity, any confidential information or trade secret (including, but not limited to, the identity and needs of any customer of the Company, the method and techniques of any of the business of the Company, the marketing, sales, costs and pricing plans and objectives of the Company, the problems, developments, research records, and Technical Information of the Company or of any of the affiliates of the Company. Furthermore, Executive shall deliver promptly to the Company upon termination of his employment, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, software, models, designs, and other documents and computer records (and all copies thereof) relating to the business of the Company, and all property associated therewith, which he may then possess or have under his control. This Contract supplements and does not supersede Executive's obligations under statute or the common law to protect the Company's trade secrets and confidential information.

  11.  Remedy.  Executive acknowledges that the restrictions contained in
       ------
Sections 8 through 10 of this Contract are reasonable and that the legal remedies for breach of the covenants which are contained in Sections 8 through 10 of this Contract may be inadequate and, therefore, agrees that, in the event of any actual or threatened breach of any such covenant, in addition to any other right or remedy which the Company may have, the Company may: (a) seek specific enforcement of any such covenant through injunction or other equitable relief, and (b) recover from Executive an amount equal to (i) all sums paid by the Company to him after commencement of the breach, plus (ii) all costs and expenses (including attorneys' fees) incurred by the Company in enforcement of the covenant, plus (iii) all other damages to which the Company may be legally entitled.

  12.  Undertaking To Pay Termination Benefits.  In addition to the payments
       ----------------------------------------
Executive shall receive under Section 3 hereof, in the event of the termination of his employment, the Company agrees to pay to the Executive the Termination Benefits specified in Section 13 hereof if (a) control of the Company is acquired (as defined in Section 14(a) hereof) and (b) within three years after the acquisition of control occurs (i) the Company terminates the employment of Executive for any reason other than pursuant to Section 7(b), 7(c) or 7(d) hereof, or (ii) Executive voluntarily terminates his employment for good reason (as defined in Section 14(b) hereof).

  13.  Termination Benefits.  If Executive is entitled to termination benefits
       --------------------
pursuant to paragraph 12 hereof, the Company agrees to pay to Executive as termination compensation in a lump-sum payment within five calendar days of the termination of Executive's employment an amount to be computed by multiplying
(a) Executive's average annual compensation payable by the Company which was includable in the total gross income, which included any bonuses and/or stock options of Executive for the most recent five calendar years ending coincident with or immediately before the date on which control of the Company is acquired (or such portion of such period during which Executive was an employee of the Company), by (b) 100%. For purposes of this Contract, salary and compensation paid by any direct or indirect subsidiary of the Company, if any, will be deemed to be salary and compensation paid by the Company. The Termination Benefits described in this section are payable to the Executive regardless of any determination by the Company's independent public accountants that payments made pursuant to this section are or would be non-deductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code of 1986 or any subsequent revisions in the Internal Revenue Code.

  14.  Definitions.
       ------------

  a. As used in this Contract, the "acquisition of control": means (i) attaining ownership of thirty percent (30%) or more of the shares of voting stock of the Company by any person or group (other than a person or group including Executive or with whom or which Executive is affiliated), or (ii) the occurrence of a "change of control" required to be described under the proxy disclosure rules of the Securities and Exchange Commission.

  b. As used in this Contract, the term "good reason" means, without Executive's written consent, (i) a change in Executive's status, position or responsibilities which, in his reasonable judgment, does not represent a promotion from his status, position or responsibilities as in effect immediately prior to the change in control; the assignment to Executive of any duties or responsibilities which, in his reasonable judgment, are inconsistent with such status, position or responsibilities; or any removal of Executive from or failure to reappoint or reelect him to any of such positions, except in connection with the termination of his employment for total permanent disability, death or pursuant to Section 7(b)(ii) or 7(b)(iii) herein or by him other than for good reason; (ii) a breach by the Company of its covenants under this Contract after a change in control; (iii) the relocation of the Company's principal executive offices to a location outside the west central Florida area or the Company's requiring him to be based at any place other than the location at which he performed his duties prior to a change in control except for required travel on the Company's business to an extent substantially consistent with his business travel obligations at the time of a change in control; (iv) the failure of the Company to obtain a satisfactory agreement from any successor or assign of the Company to assume and agree to perform this Contract; (v) any purported termination of Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 15(c) hereof (and, if applicable, Section 7(b) hereof); and for purposes of this Contract, no such purported termination shall be effective; or (vi) any request by the Company that Executive participate in an unlawful act or take any action constituting a breach of Executive's professional standard of conduct.

Notwithstanding anything in this Section 14(b) to the contrary, Executive's right to termination benefits pursuant to Section 12 herein shall not be affected by his incapacity due to physical or mental illness.

  15.  Additional Provisions Relating to Termination.
       ----------------------------------------------

       a. The Company is aware that the Board of Directors or shareholders of the Company may then cause or attempt to cause the Company to refuse to comply with its obligations under this Contract, or may cause or attempt to cause the Company to institute, or may institute litigation seeking to have this Contract declared unenforceable, or may take or attempt to take action to deny Executive the benefits intended under this Contract. In these circumstances, the purpose of this Contract could be frustrated. It is the intent of the Company that Executive not be required to incur the expenses associated with the enforcement of his rights under this Contract by litigation or other legal action, nor be bound to negotiate any settlement of his rights hereunder. Accordingly, if following a change in control, if it should appear to Executive that the Company has failed to comply with any of its obligations under this Contract or in the event that the Company or any other person takes any action to declare this Contract void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from Executive the benefits entitled to be provided to Executive, hereunder, and that Executive has complied with all of his obligations under this Contract, the Company irrevocably authorizes Executive from time to time to retain counsel of his choice, at the expense of the Company as provided in this Section 15(a), to represent Executive in connection with the initiation or defense of any litigation or other legal action, whether such action is by or against the Company or any director, officer, shareholder, or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to Executive entering into an attorney-client relationship with such counsel, and in that connection the Company and Executive agree that a confidential relationship shall exist between Executive and such counsel. The reasonable fees and expenses of counsel selected from time to time by Executive as herein above provided shall be paid or reimbursed to Executive by the Company on a regular, periodic basis upon presentation by Executive of a statement or statements prepared by such counsel, in accordance with its customary practices, up to a maximum aggregate amount of $50,000 and any out of pocket expenses. The $50,000.00 shall be paid to Executive's choice on Notice of Legal Action against the Company. Any legal expenses incurred by the Company by reason of any dispute between the parties as to enforceability of or the terms contained in this Contract, notwithstanding the outcome of any such dispute, shall be the sole responsibility of the Company, and the Company shall not take any action to seek reimbursement from Executive for such expenses.

         b. The amounts payable to Executive under this Contract shall not be treated as damages but as severance compensation to which Executive is entitled by reason of termination of his employment in the circumstances contemplated by this Contract. The Company shall not be entitled to set off against the amounts payable to Executive of any amounts earned by Executive in other employment after termination of his employment with the Company, or any amounts which might have been earned by Executive in other employment had he sought such other employment.

         c. Any purported termination by the Company or by Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 22 hereof. For purposes of this Contract, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Contract relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of his employment under the provision so indicated. For purposes of this Contract, no such purported termination shall be effective without such Notice of Termination.


  16.  Entire Agreement.  This Contract contains the entire agreement of the
       -----------------
parties relating to the employment of Executive by the Company, superseding any and all prior such agreements, and cannot be amended, modified, or supplemented in any respect by subsequent written agreement entered into by the parties.

  17.  Benefit.  Executive acknowledges that the employment to be rendered by
       --------
him is unique and personal; accordingly, Executive may not assign any of his rights or delegate any of his duties or obligations under this Contract. The rights and obligations of the Company under this Contract shall inure to the benefit of, and be binding upon, the legal representatives, successors and assigns of the Company.

  18.  No Waiver.  No failure on the part of either party at any time to require
       ----------
the performance by the other party of any term of this Contract shall be taken or held to be a waiver of such term or in any way affect such party's right to enforce such term, and no waiver on the part of either party of any term in this Contract shall be taken or held to be a waiver of any other term hereof or the breach thereof.

  19.  Severability.  The provisions of Sections 8 through 11 hereof are
       -------------
severable, and the invalidity or unenforceability of any particular provision of Sections 8 through 11 shall not affect or limit the enforceability of the other provisions. If any provision in Sections 8 through 11 hereof is held unenforceable for any reason, including the time period, geographic area, or scope of activity covered, then such provision shall be enforced to whatever extent is reasonable and enforceable.

  20.  Governing Law.  This Contract shall be governed and construed in
       --------------
accordance with the law of the State of Florida (other than the provisions relating to choice of law). The parties hereto agree that any legal action arising from this Contract may be brought in any state or federal court of record in Florida and the parties hereto waive any right to question the jurisdiction of such court over their person or the propriety of such venue.

  21.  Captions.  The captions in this Contract are for convenience and
       ---------
identification purposes only, and not an integral part of this Contract, and are not to be considered in the interpretation of any part hereof.

  22.  Notices.  All notices and other communications hereunder shall be in
       --------
writing and shall be deemed to have been duly given if in writing and personally delivered to the party to whom notice should be given or if sent by registered or certified mail, postage prepaid, addressed to the addresses set forth below, or to such other addresses as shall be furnished in writing by either party to the other:

       If to the Company:             CPC of America, Inc.
                                      1133 Fourth Street, Suite 200
                                      Sarasota, Florida 34236

       If to Executive:               Rod A. Shipman
                                      1133 Fourth Street, Suite 200
                                      Sarasota, Florida 34236

  23.  Best Efforts and Reasonable Care.  Executive will exert his best efforts
       --------------------------------
to assist in the management of the Company in accordance with the terms and provisions of this agreement, and will use reasonable care in providing such services.

  24.  Confidentiality.  Executive will not disclose or otherwise use an
       ----------------
unauthorized manner confidential business, patient records and documents of the Company without the express written consent of the Company while this agreement is in effect or after this agreement is terminated.

  25.  Indemnification.  Executive will have no liability whatever for damage
       ----------------
suffered by any person or entity on account of the dishonesty, willful misconduct or negligence of any employee of the Company. The Company agrees to indemnify the Executive and hold him harmless from any and all liability, including reasonable attorneys' fees caused by or resulting from intentional acts or omissions of the Company, or any officer, director or employee thereof or of any employee or agent of the Company.

  IN WITNESS WHEREOF, the Company has caused this contract to be executed on its behalf by its duly authorized officer and Executive has hereunto set his hand as of the date and year first above written.



                            CPC of America, Inc.,

                            a Nevada Corp.



                            By: /s/ ROD A. SHIPMAN
                               -------------------------------------
                               Rod A. Shipman
                               President and Chief Executive Officer



                            /s/ ROD A. SHIPMAN
                            ----------------------------------------
                            ROD A. SHIPMAN

                     NON-QUALIFIED STOCK OPTION AGREEMENT
                     ------------------------------------


     THIS NON-QUALIFIED STOCK OPTION AGREEMENT ("Agreement") is entered into as of April 23, 1998 by and between CPC OF AMERICA, INC., a Nevada corporation ("Corporation"), and ROD A. SHIPMAN ("Optionee").

                                 R E C I T A L
                                 - - - - - - -

     The Corporation and Optionee have entered into that certain Employment Contract of even date herewith pursuant to which the Corporation has agreed to grant Optionee options to purchase 1,000,000 shares ("Shares") of the Corporation's $.001 par value common stock ("Common Stock") at its fair market value.

                               A G R E E M E N T
                               - - - - - - - - -

     It is hereby agreed as follows:

     1.   GRANT OF OPTIONS.  The Corporation hereby grants to Optionee, options
          ----------------
("Options") to purchase all or any part of 1,000,000 Shares, upon and subject to the terms and conditions set forth herein.

     2.   OPTION PERIOD; ACCELERATION
          ---------------------------

          2.1  Option Period.  The Options shall be exercisable at any time
               -------------
during the period commencing on the following dates (subject to the provisions of Section 16) and expiring on April 22, 2008, unless earlier terminated pursuant to Section 6:

     Number of Options            Exercisable On or After
     -----------------            -----------------------
          100,000                 April 23, 1998
          100,000                 April 23, 1999
          100,000                 April 23, 2000
          100,000                 April 23, 2001
          100,000                 April 23, 2002
          100,000                 April 23, 2003
          100,000                 April 23, 2004
          100,000                 April 23, 2005
          100,000                 April 23, 2006
          100,000                 April 23, 2007

          2.2  Acceleration of the Exercise Date of Stock Options.
               --------------------------------------------------
Notwithstanding any other provision contained in this Agreement, in the event of a merger in which the Corporation is not the surviving corporation or in the event of a consolidation or sale or other disposition of substantially all of the assets of the Corporation, all outstanding Options shall become immediately and fully exercisable whether or not otherwise exercisable by their terms.

     3.   METHOD OF EXERCISE.  The Options shall be exercisable by Optionee by
          ------------------
giving written notice to the Corporation of the election to purchase and of the number of Shares Optionee elects to purchase, such notice to be accompanied by such other executed instruments or documents as may be required by the Corporation pursuant to this Agreement, and unless otherwise directed by the Corporation, Optionee shall at the time of such exercise tender the purchase price of the Shares he has elected to purchase. Optionee may purchase less than the total number of Shares for which the Option is exercisable, provided that a partial exercise of an Option may not be for less than One Hundred (100) Shares. If Optionee shall not purchase all of the Shares which he is entitled to purchase under the Options, his right to purchase the remaining unpurchased Shares shall continue until expiration of the Options. The Options shall be exercisable with respect of whole Shares only, and fractional Share interests shall be disregarded.

     4.   AMOUNT OF PURCHASE PRICE.  The purchase price ("Purchase Price") per
          ------------------------
Share for each Share which Optionee is entitled to purchase under the Options shall be $5.00 per Share.

     5.   PAYMENT OF PURCHASE PRICE.  At the time of Optionee's notice of
          -------------------------
exercise of the Options, Optionee shall tender in cash or by certified or bank cashier's check payable to the Corporation, the purchase price for all Shares then being purchased. Provided, however, in lieu of any cash payment, Optionee shall have the right to exercise the Options in full or in part by surrendering Options in exchange for the number of Shares equal to the quotient of X divided by Y where X is the number of Shares to which the Options are being exercised multiplied by the Purchase Price and Y is the Market Price of the Shares less the Purchase Price. For purposes of this Section 5, the term Market Price at any date shall be deemed to be (i) if the Shares are traded on an exchange, the closing price of the Shares on the date of the notice of exercise; or (ii) if the Shares are not publicly traded, the value determined by the Board of Directors in good faith based upon the fair market value as determined by independent and well qualified experts.

     6.   EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP. If an
          ---------------------------------------------------------
Optionee's employment or other relationship with the Corporation (or a subsidiary) terminates, the effect of the termination on the Optionee's rights to acquire Shares shall be as follows:

          6.1  Termination Other than for Death, Disability or Cause.  If an
               -----------------------------------------------------
Optionee ceases to be employed by, or ceases to have a relationship with, the Corporation or a Subsidiary for any reason other than for death, disability or cause, such Optionee's Options shall expire not later than three (3) months thereafter. During such three (3) month period and prior to the expiration of the Option by its terms, the Optionee may exercise any Option granted to him, but only to the extent such Options were exercisable on the date of termination of his employment or relationship and except as so exercised, such Options shall expire at the end of such three (3) month period unless such Options by their terms expire before such date. The decision as to whether a termination for a reason other than death, disability or cause has occurred shall be made by the Corporation, whose decision shall be final and conclusive, except that employment shall not be considered terminated in the case of sick leave or other bona fide leave of absence approved by the Corporation.

          6.2  Death or Disability.  If an Optionee ceases to be employed by, or
               -------------------
ceases to have a relationship with, the Corporation or a subsidiary by reason of death or disability (within the meaning of Code Section 22(e)(3)), such Optionee's Options shall expire not later than one (1) year thereafter. During such one (1) year period and prior to the expiration of the Option by its terms, the Optionee may exercise any Option granted to him, but only to the extent such Options were exercisable on the date the Optionee ceased to be employed by, or ceased to have a relationship with, the Corporation or subsidiary by reason of death or disability. The decision as to whether a termination by reason of disability has occurred shall be made by the Corporation, whose decision shall be final and conclusive.

          6.3  Termination for Cause.  If an Optionee's employment by, or
               ---------------------
relationship with, the Corporation or a subsidiary is terminated for cause, such Optionee's Option shall expire immediately; provided, however, the Corporation may, in its sole discretion, within thirty (30) days of such termination, waive the expiration of the Option by giving written notice of such waiver to the Optionee at such Optionee's last known address. In the event of such waiver, the Optionee may exercise the Option only to such extent, for such time, and upon such terms and conditions as if such Optionee had ceased to be employed by, or ceased to have a relationship with, the Corporation or a subsidiary upon the date of such termination for a reason other than disability, cause or death. Termination for cause shall include termination pursuant to Sections 6(b) and 6(e) of that certain Employment Contract dated April 23, 1998 between the Corporation and Optionee. The determination of the Corporation with respect to whether a termination for cause has occurred shall be final and conclusive.

     7.   NONTRANSFERABILITY OF OPTIONS.  The Options shall not be transferable,
          -----------------------------
either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by Optionee.

     8.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.  As used herein, the term
          ------------------------------------------
"Adjustment Event" means an event pursuant to which the outstanding Shares of the Corporation are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities, without receipt of consideration by the Corporation, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation or otherwise. Upon the occurrence of an Adjustment Event, (i) appropriate and proportionate adjustments shall be made to the number and kind and exercise price for the shares subject to the Options, and (ii) appropriate amendments to this Agreement shall be executed by the Corporation and Optionee if the Corporation determines that such an amendment is necessary or desirable to reflect such adjustments. If determined by the Corporation to be appropriate, in the event of an Adjustment Event which involves the substitution of securities of a corporation other than the Corporation, the Corporation shall make arrangements for the assumptions by such other corporation of the Options. Notwithstanding the foregoing, any such adjustment to the Options shall be made without change in the total exercise price applicable to the unexercised portion of the Options, but with an appropriate adjustment to the number of shares, kind of shares and exercise price for each share subject to the Options. The determination by the Corporation as to what adjustments, amendments or arrangements shall be made pursuant to this

Section 8, and the extent thereof, shall be final and conclusive. No fractional Shares shall be issued on account of any such adjustment or arrangement.

     9.   NO RIGHTS TO CONTINUED EMPLOYMENT OR RELATIONSHIP.  Nothing contained
          -------------------------------------------------
in this Agreement shall obligate the Corporation to employ or have another relationship with Optionee for any period or interfere in any way with the right of the Corporation to reduce Optionee's compensation or to terminate the employment of or relationship with Optionee at any time.

     10.  TIME OF GRANTING OPTIONS.  The time the Options shall be deemed
          ------------------------
granted, sometimes referred to herein as the "date of grant," shall be April 23, 1998.

     11.  PRIVILEGES OF STOCK OWNERSHIP.  Optionee shall not be entitled to the
          -----------------------------
privileges of stock ownership as to any Shares not actually issued and delivered to Optionee. No Shares shall be purchased upon the exercise of any Options unless and until, in the opinion of the Corporation's counsel, any then applicable requirements of any laws, or governmental or regulatory agencies having jurisdiction, and of any exchanges upon which the stock of the Corporation may be listed shall have been fully complied with.

     12.  SECURITIES LAWS COMPLIANCE.  The Corporation will diligently endeavor
          --------------------------
to comply with all applicable securities laws before any stock is issued pursuant to the Options. Without limiting the generality of the foregoing, the Corporation may require from the Optionee such investment representation or such agreement, if any, as counsel for the Corporation may consider necessary in order to comply with the Securities Act of 1933 as then in effect, and may require that the Optionee agree that any sale of the Shares will be made only in such manner as is permitted by the Corporation. The Corporation may in its discretion cause the Shares underlying the Options to be registered under the Securities Act of 1933 as amended by filing a Form S-8 Registration Statement covering the Options and the Shares underlying the Options. Optionee shall take any action reasonably requested by the Corporation in connection with registration or qualification of the Shares under federal or state securities laws.

     13.  INTENDED TREATMENT AS NON-QUALIFIED STOCK OPTIONS.  The Options
          -------------------------------------------------
granted herein are intended to be non-qualified stock options described in U.S. Treasury Regulation ("Treas. Reg.") (S)1.83-7 to which Sections 421 and 422 of the Internal Revenue Code of 1986, as amended from time to time ("Code") do not apply, and shall be construed to implement that intent. If all or any part of the Options shall not be described in Treas. Reg. (S)1.83-7 or be subject to Sections 421 and 422 of the Code, the Options shall nevertheless be valid and carried into effect.

     14.  SHARES SUBJECT TO LEGEND.  If deemed necessary by the Corporation's
          ------------------------
counsel, all certificates issued to represent Shares purchased upon exercise of the Options shall bear such appropriate legend conditions as counsel for the Corporation shall require.

     15.  COMPLIANCE WITH APPLICABLE LAWS.  THE CORPORATION'S OBLIGATION TO
          -------------------------------
ISSUE SHARES OF ITS COMMON STOCK UPON EXERCISE OF THE OPTIONS IS EXPRESSLY CONDITIONED UPON THE COMPLETION BY THE

CORPORATION OF ANY REGISTRATION OR OTHER QUALIFICATION OF SUCH SHARES UNDER ANY STATE AND/OR FEDERAL LAW OR RULINGS OR REGULATIONS OF ANY GOVERNMENTAL REGULATORY BODY, OR THE MAKING OF SUCH INVESTMENT REPRESENTATIONS OR OTHER REPRESENTATIONS AND UNDERTAKINGS BY THE OPTIONEE OR ANY PERSON ENTITLED TO EXERCISE THE OPTION IN ORDER TO COMPLY WITH THE REQUIREMENTS OF ANY EXEMPTION FROM ANY SUCH REGISTRATION OR OTHER QUALIFICATION OF SUCH SHARES WHICH THE CORPORATION SHALL, IN ITS SOLE DISCRETION, DEEM NECESSARY OR ADVISABLE. SUCH REQUIRED REPRESENTATIONS AND UNDERTAKINGS MAY INCLUDE REPRESENTATIONS AND AGREEMENTS THAT THE OPTIONEE OR ANY PERSON ENTITLED TO EXERCISE THE OPTION (i) IS NOT PURCHASING SUCH SHARES FOR DISTRIBUTION AND (ii) AGREES TO HAVE PLACED UPON THE FACE AND REVERSE OF ANY CERTIFICATES A LEGEND SETTING FORTH ANY REPRESENTATIONS AND UNDERTAKINGS WHICH HAVE BEEN GIVEN TO THE CORPORATION OR A REFERENCE THERETO.

     16.  MISCELLANEOUS.
          -------------

          16.1 Binding Effect.  This Agreement shall bind and inure to the
               --------------
benefit of the successors, assigns, transferees, agents, personal representatives, heirs and legatees of the respective parties.

          16.2 Further Acts.  Each party agrees to perform any further acts and
               ------------
execute and deliver any documents which may be necessary to carry out the provisions of this Agreement.

          16.3 Amendment.  This Agreement may be amended at any time by the
               ---------
written agreement of the Corporation and the Optionee.

          16.4 Syntax.  Throughout this Agreement, whenever the context so
               ------
requires, the singular shall include the plural, and the masculine gender shall include the feminine and neuter genders. The headings and captions of the various Sections hereof are for convenience only and they shall not limit, expand or otherwise affect the construction or interpretation of this Agreement.

          16.5 Choice of Law.  The parties hereby agree that this Agreement has
               -------------
been executed and delivered in the State of California and shall be construed, enforced and governed by the laws thereof. This Agreement is in all respects intended by each party hereto to be deemed and construed to have been jointly prepared by the parties and the parties hereby expressly agree that any uncertainty or ambiguity existing herein shall not be interpreted against either of them.

          16.6 Severability. In the event that any provision of this Agreement
               ------------
shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

          16.7 Notices.  All notices and demands between the parties hereto
               -------
shall be in writing and shall be served either by registered or certified mail, and such notices or demands shall be deemed given and made forty-eight (48) hours after the deposit thereof in the United States mail, postage prepaid, addressed to the party to whom such notice or demand is to be given or made, and the issuance of the registered receipt therefor. If served by telegraph, such notice or demand shall be deemed given and made at the time the telegraph agency shall confirm to the sender, delivery thereof to the addressee. All notices and demands to Optionee or the Corporation may be given to them at the following addresses:

          If to Optionee:           Rod A. Shipman
                                    18330 Timberlane Drive
                                    Yorba Linda, California  92886


          If to Corporation:        CPC of America, Inc.
                                    1133 Fourth Street, Suite 200
                                    Sarasota, Florida  34236

Such parties may designate in writing from time to time such other place or places that such notices and demands may be given.

          16.8 Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement between the parties hereto pertaining to the subject matter hereof, this Agreement supersedes all prior and contemporaneous agreements and understandings of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth or referred to herein. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

          16.9 Attorneys' Fees.  In the event that any party to this Agreement
               ---------------
institutes any action or proceeding, including, but not limited to, litigation or arbitration, to preserve, to protect or to enforce any right or benefit created by or granted under this Agreement, the prevailing party in each respective such action or proceeding shall be entitled, in addition to any and all other relief granted by a court or other tribunal or body, as may be appropriate, to an award in such action or proceeding of that sum of money which represents the attorneys' fees reasonably incurred by the prevailing party therein in filing or otherwise instituting and in prosecuting or otherwise pursuing or defending such action or proceeding, and, additionally, the attorneys' fees reasonably incurred by such prevailing party in negotiating any and all matters underlying such action or proceeding and in preparation for instituting or defending such action or proceeding.

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first set forth above.


                         "CORPORATION"

                         CPC OF AMERICA, INC.,
                         a Nevada corporation


                         By: /s/ ROD A. SHIPMAN
                            -------------------------------------------
                            Rod A. Shipman,
                            President and Chief Executive Officer


                         "OPTIONEE"



                           /s/ ROD A. SHIPMAN
                          ---------------------------------------------
                          ROD A. SHIPMAN